SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 13, 2012

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor of Tower B, Renji Plaza

101 Jingshun Road, Chaoyang District

Beijing 100102 China

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c)

Effective March 13, 2012, the Nominating Committee of the Registrant recommended, and the Board of Directors of the Registrant approved, the appointment of Mr. Gavin Cheng as Joint Chief Executive Officer of the Registrant.

Mr. Cheng, 49, has served as the Co-President of the Registrant since 2010. He founded Beijing Satellite Science & Technology Co. in 1994 and served as its president until its acquisition by the Registrant in 2010. Mr. Cheng worked in research and development and project management at Beijing Test & Control Technology Institute of the Aeronautics Ministry from 1987 to 1993. He graduated from Nanjing University of Aeronautics and Astronautics in 1987 with his bachelor’s and master’s degrees. In 2001, Mr. Cheng received his EMBA degree from Peking University.

Mr. Cheng is not related to any Director or executive officer of the Registrant.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description of Exhibit
99.1	Press release dated March 13, 2012, titled “Tri-Tech Holding Appoints Joint Chief Executive Officer.”

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tri-Tech Holding Inc.
By:	/s/ Phil Fan
Name:	Phil Fan
Title:	President

Dated: March 14, 2012

Exhibit Index

Number	Description of Exhibit
99.1	Press release dated March 13, 2012, titled “Tri-Tech Holding Appoints Joint Chief Executive Officer.”